UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 11, 2009
____________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800
(Registrant’s telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 11, 2009, Ironclad Performance Wear Corporation (the “Registrant”) entered into a Factoring and Inventory Advances and Security Agreement dated December 7, 2009 (the “Factoring Agreement”), with FCC, LLC d/b/a First Capital Western Region, LLC (“FCC”), pursuant to which the Registrant agrees to sell to FCC all right, title and interest in and to all of the Registrant’s accounts receivable, as approved by FCC, at the applicable purchase price for such accounts receivable, less any reserve or credit balance that FCC determines to hold, moneys remitted, paid or otherwise advanced by FCC to the Registrant, other charges provided for by the Factoring Agreement and deductions taken by customers in connection with such accounts receivable.  FCC will assume all credit risk with respect to approved accounts receivable, and the Registrant will maintain all credit risk with respect to non-approved accounts receivable.  Advances against receivables will initially bear interest at LIBOR plus 7.5%, subject to adjustment based on the Registrant’s earnings before interest, taxes, depreciation and amortization on a trailing 12-month basis.

In addition, FCC agrees to provide advances to the Registrant, up to an aggregate amount of $1,500,000, against the Registrant’s inventory, to guaranty letters of credit to facilitate the purchase of goods and services in the Registrant’s ordinary course of business, up to an aggregate amount equal to the difference between inventory advances less such reserves as FCC shall establish from time to time in its sole discretion, and to provide other services set forth in the Factoring Agreement.  Advances against inventory will initially bear interest at LIBOR plus 8.5%, subject to adjustment based on the Registrant’s earnings before interest, taxes, depreciation and amortization on a trailing 12-month basis.

The aggregate amount of advances for accounts receivable and inventory, and the face amount of all letters of credit, may not exceed $3,000,000.  All advances and obligations under the Factoring Agreement for client risk accounts are payable upon demand or upon termination of the Factoring Agreement.  FCC will receive commissions and fees, as further set forth in the Factoring Agreement, in connection with services rendered to the Registrant under the Factoring Agreement.

The Registrant’s obligations under the Factoring Agreement are secured by a first priority security interest in and lien on substantially all of its assets, including a first priority lien on its accounts receivable and inventory and all intellectual property.

As set forth in the Factoring Agreement, there are several occurrences that constitute events of default, including without limitation, the Registrant’s failure to pay amounts owed to FCC; the Registrant’s breach of the its obligations under the Factoring Agreement; the Registrant’s insolvency or bankruptcy; the entry against the Registrant of a final judgment for the payment of money in amounts set forth in the Factoring Agreement unless discharged within 30 days or an appeal is taken within 30 days and a stay of execution pending such appeal is obtained; the transfer of a substantial part of the Registrant’s property; or a change of control of the Registrant.  Upon the occurrence of an event of default, FCC may exercise all rights and remedies available to it under the Factoring Agreement and the applicable uniform commercial code, including declaring all obligations immediately due and payable and terminating the Factoring Agreement.

The Factoring Agreement has a term of three years but may be terminated either by FCC upon 60 days prior written notice, or by the Registrant upon 60 days prior written notice subject to the payment of early termination fees based on the date of termination.

In connection with the Registrant’s entry into the Factoring Agreement, the Registrant and FCC also executed a Patent and Trademark Security Agreement pursuant to which the Registrant explicitly granted FCC a first priority security interest in the Registrant’s patents and trademarks to secure the payment of all of the Registrant’s obligations under the Factoring Agreement.

The Registrant and FCC have no material relationship other than in respect of the agreements described above.

The preceding summary of the principal terms of the aforementioned agreements is a brief description only of the terms and conditions of the Factoring Agreement and is qualified in its entirety by such agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: December 16, 2009	By:	/s/ Thomas Kreig
Thomas Kreig,
Senior Vice President of Finance

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